Exhibit 99.1

A123 Systems Announces First Quarter 2010 Financial Results

Doubling of transportation programs since IPO drives further increase in capacity

WATERTOWN, MA — May 11, 2010 — A123 Systems (Nasdaq: AONE), a developer and manufacturer of advanced Nanophosphate™ lithium ion batteries and systems, today announced financial results for the quarter ended March 31, 2010.

David Vieau, CEO of A123 Systems, said “We are very pleased with the growing momentum of the advanced battery systems market and A123’s business in particular.  We are solidifying our leadership position in the transportation market, where we have been awarded a development program by one of the largest automotive manufacturers to develop next-generation battery cells. This is further validation of the competitiveness of our technology and represents an advancement in our relationship with a major passenger OEM.  We also continue to grow in the heavy duty segment of the transportation market where we have been selected by Eaton to supply battery systems for Ford F550 chassis-based plug-in hybrid electric vehicles.

“Since closing our IPO, the number of transportation customers with whom we are engaged in development and design activities has doubled, with over 50% of this increase attributable to passenger vehicle programs.  In addition, our customer activity levels in the electric grid market have increased significantly compared to last year. As a result of strong customer demand, A123 has initiated plans to expand final cell assembly capacity by an additional 200 megawatt-hours, which will bring A123’s total worldwide capacity to 760 megawatt-hours.”

Financial Highlights

Revenue: Total revenue for the first quarter of 2010 was $24.5 million, compared to $23.2 million for the first quarter of 2009.  Within total revenue, product revenue was $19.8 million, compared to $20.1 million in the first quarter of 2009, and services revenue was $4.7 million, compared to $3.1 million in the first quarter of 2009.

Gross Profit/(Loss):  Gross loss was ($2.0) million in the first quarter of 2010, compared to a gross profit of $1.8 million in the first quarter of 2009.

Net Income/(Loss): Net loss attributable to A123 Systems common stockholders was ($29.0) million, or ($0.28) per share, based on 103.6 million weighted average common shares outstanding in the first quarter of 2010.  This compared to a net loss attributable to A123 Systems common stockholders of ($18.7) million in the first quarter of 2009, or ($2.02) per share based on 9.3 million weighted average common shares outstanding.

Adjusted EBITDA:  Adjusted EBITDA, a non-GAAP financial measure, was ($22.8) million in the first quarter of 2010, compared to ($13.7) million in the first quarter of 2009.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash: A123 Systems had cash and cash equivalents of $411 million at March 31, 2010, compared to $457 million at the end of December 31, 2009.

Other First Quarter Business Metrics

Revenue Mix: During the first quarter of 2010, transportation revenue was $10.3 million, electric grid revenue was $5.2 million and consumer revenue was $4.3 million, compared to a revenue mix of $13.1 million, and $7.0 million, for transportation and consumer, respectively, in the first quarter of 2009.

Product shipments: During the first quarter of 2010, A123 Systems recorded product shipments equivalent to 16.3 million watt hours, compared to 10.6 million in the first quarter of 2009.

Non-GAAP Financial Measures

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by A123 Systems management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, A123 Systems believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. A123 Systems management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

A123 Systems defines “Adjusted EBITDA” as operating loss plus depreciation and amortization of tangible and intangible assets, and stock-based compensation expense.

Conference Call Information

What:	A123 Systems’ first quarter 2010 financial results conference call
When:	Tuesday, May 11, 2010
Time:	5:00 p.m. ET
Webcast:	http://ir.a123systems.com/ (live and replay)
Live Call:	(877) 266-0479, domestic
(678) 894-3048, international
Replay:	(800) 642-1687, domestic
(706) 645-9291, international

Live and Replay Conference ID code: 67943660

About A123 Systems

A123 Systems, Inc. (Nasdaq: AONE) develops and manufactures advanced lithium ion batteries and battery systems for the transportation, electric grid services and consumer markets. Headquartered in Massachusetts and founded in 2001, A123 Systems’ proprietary nanoscale electrode technology is built on initial developments from the Massachusetts Institute of Technology. Among the companies selecting A123 batteries, battery systems and technology in the fields of transportation, grid energy storage and consumer products are AES Energy Storage, LLC, BAE Systems, The Black & Decker Corporation, BMW, Daimler, Delphi, Fisker Automotive and Shanghai Automotive Industry Corporation. For additional information please visit www.a123systems.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the

Company’s ability to expand its capacity to meet its customers’ growth plans, the Company’s manufacturing capacity expansion, customer demand for the Company’s products and the Company’s growth and market leadership.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond A123 Systems’ control.

A123 Systems’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the timing and terms of the Company’s U.S. government funding, delays in customer and market demand for and adoption of the Company’s products in the transportation, electric grid and other target markets, the Company’s ability to expand its U.S. manufacturing capacity to address anticipated market demand, delays in the development of the Company’s new products, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, failure to negotiate acceptable contract terms with new customers or early termination of the Company’s agreements with key customers, and other risks detailed in A123 Systems’ other publicly available filings with the Securities and Exchange Commission.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent A123 Systems’ views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. A123 Systems undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing A123 Systems’ views as of any date subsequent to the date of this press release.

Contacts:

Public Relations:

Edelman

Stephen Roy

Stephen.roy@edelman.com

Investor Relations:

ICR, LLC

Garo Toomajanian

617-972-3450

ir@a123systems.com

AONE-F

A123 Systems, Inc.

Unaudited, Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2010

Revenue:
Product	$20,121	$19,774
Services	3,099	4,694

Total revenue	23,220	24,468

Cost of revenue:
Product	19,570	22,354
Services	1,844	4,155

Total cost of revenue	21,414	26,509

Gross profit (loss)	1,806	(2,041)

Operating expenses:
Research and development	11,227	14,116
Sales and marketing	1,982	2,800
General and administrative	6,283	8,240
Production start-up	—	1,811

Total operating expenses	19,492	26,967

Operating loss	(17,686)	(29,008)

Other income (expense):
Interest expense, net	(218)	(218)
(Loss) gain on foreign exchange	(788)	245
Unrealized loss on preferred stock warrant liability	(48)	—

Other income (expense), net	(1,054)	27

Loss from continuing operations, before tax	(18,740)	(28,981)

Provision for income taxes	144	121

Net loss	(18,884)	(29,102)

Less: Net loss attributable to the noncontrolling interest	147	77

Net loss attributable to A123 Systems, Inc.	(18,737)	(29,025)

Accretion to preferred stock	(11)	—

Net loss attributable to A123 Systems, Inc. common stockholders	$(18,748)	$(29,025)

Net loss per share attributable to common stockholders - basic and diluted:	$(2.02)	$(0.28)

Weighted average number of common shares outstanding - basic and diluted	9,267	103,553

A123 Systems, Inc.

Unaudited, Condensed, Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2009	2010

ASSETS
Current assets:
Cash and cash equivalents	$457,122	$410,517
Restricted cash	1,742	824
Accounts receivable, net	17,718	16,543
Inventory	37,438	33,809
Prepaid and other current assets	8,895	8,368

Total current assets	522,915	470,061

Property, plant and equipment, net	71,662	78,132
Goodwill	9,581	9,581
Intangible assets, net	1,254	878
Other assets	11,698	16,988
Restricted cash	980	2,237
Investment	—	23,000

Total assets	$618,090	$600,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit lines	$8,000	$8,000
Current portion of long-term debt	6,456	5,165
Current portion of capital lease obligations	411	504
Accounts payable	16,475	17,127
Accrued expenses	11,689	14,960
Other current liabilities	1,859	2,013
Deferred revenue	7,543	2,883
Deferred rent	58	36

Total current liabilities	52,491	50,688

Long-term debt, net of current portion	7,438	6,079
Capital lease obligations, net of current portion	193	506
Deferred revenue, net of current portion	26,142	25,690
Deferred rent, net of current portion	630	1,023
Other long-term liabilities	2,866	4,969

Total liabilities	89,760	88,955

Commitments and contingencies

Stockholders’ equity
Common stock	103	104
Additional paid-in capital	767,694	780,535
Accumulated deficit	(238,668)	(267,693)
Accumulated other comprehensive loss	(909)	(1,057)

Total A123 Systems, Inc. stockholders’ equity	528,220	511,889
Noncontrolling interest	110	33

Total stockholders’ equity	528,330	511,922

Total liabilities, and stockholders’ equity	$618,090	$600,877

A123 Systems, Inc.

Unaudited, Earnings Before Interest, Tax, Depreciation, Amortization and Stock-Based Compensation (“Adjusted EBITDA”)

(in thousands)

	Three Months Ended
	March 31,
	2009	2010

Operating loss	$(17,686)	$(29,008)

EBITDA adjustments
Stock-based compensation	1,209	2,487
Depreciation and amortization	2,792	3,749
Adjusted EBITDA	$(13,685)	$(22,772)